UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 11, 2019

CRAFT BREW ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

929 North Russell Street

Portland, OR 97227-1733

(Address of principal executive offices, including zip code)

(503) 331-7270

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.005 par value	BREW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 11, 2019, Craft Brew Alliance, Inc., a Washington corporation (the “Company”), Anheuser-Busch Companies, LLC, a Delaware limited liability company (“ABC”), and Barrel Subsidiary, Inc., a Washington corporation and wholly owned subsidiary of ABC (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving entity in the Merger as a direct subsidiary of ABC.

Subject to the terms and conditions set forth in the Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $0.005 per share, of the Company (the “Shares”) (other than (i) Shares owned by ABC, Merger Sub or any other direct or indirect wholly owned subsidiary of ABC and Shares owned by the Company or any direct or indirect wholly owned subsidiary of the Company, and in each case not held on behalf of third parties and (ii) Shares that are owned by shareholders of the Company (other than ABC, Merger Sub or any other direct or indirect wholly owned subsidiary of ABC) who did not vote in favor of the Agreement or the Merger (or consent thereto in writing) and who exercise dissenters’ rights when and in the manner required under Chapter 23B.13 of the WBCA) will be converted into the right to receive $16.50 per Share in cash, without any interest.

The Agreement provides that, at the Effective Time, each then outstanding option to purchase Shares (a “Company Option”), whether vested or unvested, shall, automatically and without any action on the part of the holder thereof, fully vest (to the extent unvested) and shall be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the number of Shares subject to the Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share of such Company Option. In addition, each then outstanding restricted stock unit award corresponding to Shares (a “Company RSU Award”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (i) the number of Shares subject to such Company RSU Award (which number, for any performance-based Company RSU Awards, shall equal (x) for Company RSU Awards for the 2017-2019 performance cycle, thirty-three percent of the number of Shares that would be earned based on target performance and (y) for Company RSU Awards for the 2018-2020 and 2019-2021 performance cycles, one hundred percent of the number of Shares that would be earned on target performance), multiplied by (ii) the Merger Consideration.

The completion of the Merger is subject to the satisfaction or waiver of certain customary conditions, including (i) the approval of the Agreement by a majority of all of the outstanding Shares, as well as the approval of the Agreement by holders of a majority of the outstanding Shares not held by ABC or any of its affiliates, (ii) the expiration or termination of all applicable waiting periods under the HSR Act, (iii) the absence of any law or order prohibiting the Merger, and (iv) certain other customary conditions relating to the parties’ representations and warranties in the Agreement and the performance of their respective obligations. The Merger is not subject to approval by the shareholders of ABC or to any financing condition, and ABC and Merger Sub represent and warrant in the Agreement that they have, and will have at the Effective Time, available to them cash and other sources of immediately available funds sufficient to pay the aggregate Merger Consideration and all other cash amounts payable in connection with the closing pursuant to the Agreement.

The Agreement contains customary representations and warranties made by each of the Company and ABC, and also contains customary pre-closing covenants, including covenants, among others, (i) by the Company to operate its businesses in the ordinary course consistent with past practice and to refrain from taking certain actions without ABC’s consent, (ii) by the Company not to solicit, initiate, propose, knowingly encourage, or knowingly facilitate any third-party proposals for a competing takeover proposal and, subject to certain exceptions, not to participate in any discussions or negotiations with any person making any proposal for an alternative transaction, (iii) by the Company to call and hold a meeting of the shareholders and, subject to certain exceptions, require the board of directors of the Company (the “Company Board”) to recommend to the Company’s shareholders that they vote in favor of the adoption of the Agreement and approval of the Merger, and (iv) by each of the Company, ABC and Merger Sub to use reasonable best efforts to obtain governmental and third-party approvals, subject to certain limitations specified in the Merger Agreement. In addition, the Company will use commercially reasonable efforts to complete the construction of the new Kailua-Kona brewing facilities (but is not required to make expenditures that would cause any overall cost of the Kailua-Kona brewing facilities to exceed, by a material amount, the aggregate anticipated costs for the Kailua-Kona brewing facilities).

The Agreement contains certain termination rights, including (i) in the event that the parties mutually agree to termination, (ii) by either the Company or ABC, if the Merger is not consummated on or before November 11, 2020 (the “Outside Date”), with either the Company or ABC having the right to extend to February 11, 2021 if antitrust clearance has not been received, and with either the Company or ABC having the right to extend further to May 11, 2021 if antitrust clearance has not been received, (iii) by either the Company or ABC, if any law or order permanently prohibits consummation of the Merger, (iv) by either the Company or ABC, if the requisite approval of the Company’s shareholders is not obtained, (v) by either the Company or ABC, if the other party is in breach of its respective representations and warranties or covenants under the Agreement such that a closing condition is not satisfied (subject to notice and cure and other customary exceptions), (vi) by ABC, if the Company Board changes its recommendation to the Company’s shareholders, (vii) by the Company, in order to enter into an agreement providing for a superior alternative transaction, or (viii) by the Company, if (1) any court or other governmental authority of competent jurisdiction shall have enacted, issued, promulgated or entered any permanent or temporary order but with an extension or lapse date that is on or after the date that is three business days prior to the Outside Date and (2) ABC determines at any point to drop any appeal of such order or to cease any efforts to resist any action seeking to block or enjoin consummation of the Merger.

The Agreement provides that, in connection with the termination of the Agreement under specified circumstances, including as a result of a change in the recommendation of the board of directors of the Company, the Company will be required to pay to ABC a termination fee equal to $9,000,000 in cash. ABC will be required to pay a termination fee equal to $15,000,000 in the event the Agreement is terminated due to failure to satisfy the antitrust-related conditions.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or ABC. In particular, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were used for the purpose of allocating risk between the Company and ABC rather than establishing matters as facts. Accordingly, the representations and warranties in the Agreement should not be relied upon as characterizations of the actual state of facts about the Company or ABC.

Item 8.01                                           Other Events.

On November 11, 2019, the Company and ABC issued a press release announcing entry into the Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated November 11, 2019, among Craft Brew Alliance, Inc., Anheuser-Busch Companies, LLC, and Merger Sub.*

99.1	Press release, dated November 11, 2019.

*                                         The Company Disclosure Letter has been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

*****

Additional Information about the Merger and Where to Find It:

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the transaction, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) and ABC and the Company will jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”), as well as other relevant materials regarding the transaction.  Following the filing of the definitive Proxy Statement and Schedule 13e-3 with the SEC, the Company will mail the definitive Proxy Statement and a proxy card and the Schedule 13e-3  to its shareholders the definitive Proxy Statement in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ABC, THE COMPANY, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement and Schedule 13e-3 (when available) and other documents filed with the SEC by ABC and the Company through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by the Company in the Investor Relations section of the Company’s website at www.craftbrewallianceinc.gcs-web.com or by contacting the Company’s Investor Relations at Investor.Relations@Craftbrew.com or by calling 503-331-7270.

Forward Looking Statements:

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. securities laws. These include statements using the words “believe,” “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “upside,” “increases,” “goal,” “guidance” and “anticipate,” and similar statements (including where the word “could,” “may,” or “would” is used rather than the word “will”) and the negative of such words and phrases, which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of the Company and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to the Company, or persons acting on its behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections, including depletions and shipments; the effect of out-of-stock issues and lower contract brewing shipments; price increases; gross margin rate improvement; the level and effect of SG&A expense; the effect of the class action settlement; effective tax rate changes; the risk that the conditions to the completion of the transaction (including the Company’s ability to obtain the shareholder approval required to consummate the merger and the timing of the closing of the merger) may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; an inability to realize synergies and operating efficiencies from the transaction within the expected timeframes or at all; the integration between Cork and A-B may be more difficult, time consuming or costly than expected; revenues following the transaction may be lower than expected; the anticipated size of the markets and continued demand for ABC’s products and the impact of competitive responses to the announcement of the transaction. Additional risks are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2019. Forward-looking statements speak only as of the date they are made. Except as required by law, neither ABC nor the Company has any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

Participants in Solicitation:

The Company and certain of its respective directors, executive officers and employees, and ABC and certain of its respective directors, executive officers and employees, may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above when it is filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 10, 2019, or its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 6, 2019. These documents are available free of charge as described above. Additional information regarding ABC’s directors and executive officers is also included in its Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Date: November 12, 2019	By:	/s/ Edwin A. Smith
	Name:	Edwin A. Smith
	Title:	Corporate Controller and Principal Accounting Officer